Exhibit 99.1

LIFETIME BRANDS ANNOUNCES SECOND QUARTER 2007 RESULTS

UPDATES FINANCIAL GUIDANCE FOR 2007;

ANNOUNCES $20 MILLION REPURCHASE PROGRAM

GARDEN CITY, NY, August 2, 2007 – Lifetime Brands, Inc. (Nasdaq: LCUT), a leading designer, developer and marketer of nationally branded consumer products for the home, today announced results for the three months ended June 30, 2007.

For the second quarter of 2007, Lifetime’s net sales totaled $91.4 million, as compared to net sales of $84.1 million for the same period in 2006. The Company reported a net loss of $2.0 million, or $0.15 per diluted share, compared to a net loss of $1.5 million, or $0.11 per diluted share, for the second quarter of 2006. The Company’s second quarter 2007 results include a full quarter of the Syratech business acquired on April 27, 2006.

Jeffrey Siegel, Chairman, President and Chief Executive Officer, commented, “Lifetime’s results for the quarter and first half ended June 30, 2007 are consistent with our plan for the year. Net sales, including $20.9 million in sales from Syratech, rose 8.7% over last year’s same period. Our wholesale segment, which accounted for 85% of net revenues in the quarter, grew by 12.6%. Excluding net sales from Syratech, the wholesale business achieved organic growth of 6.2%. Food preparation products were an especially important driver, again demonstrating the potential to accelerate growth and profit in our core business.”

Net sales for the six months ended June 30, 2007, including $45.1 million in net sales attributable to the Syratech business, rose 23.1% over last year’s same period to $195.2 million. Sales in the Company’s wholesale segment grew by 31.7%. Excluding net sales from Syratech, the wholesale business achieved organic growth of 9.5%. The net loss for the 2007 period was $3.3 million, or $0.25 per diluted share, compared to a net loss of $0.6 million, or $0.05 per diluted share, for the first half of 2006.

Mr. Siegel added, “Sales in our Direct to Consumer (“DTC”) segment were lower than in the 2006 quarter, reflecting a number of strategic initiatives focused on improving profitability. These initiatives, which included closing 11 underperforming stores over the past 12 months and an improved promotional strategy, contributed to improving the segment’s gross profit margin by over 500 basis points for the 2007 quarter versus the comparable 2006 quarter. We will continue to focus on achieving improvements in the DTC segment during the second half of the year as we approach the more active selling season for this business.

“Unlike 2006, when our wholesale segment’s most significant new program roll-outs took place in the second quarter, our major new programs are launching in the third quarter. Our private label line of kitchen tools and gadgets for the Martha Stewart Collection at Macy’s began shipping in July and our line of Food Network-branded kitchen tools, gadgets and cutlery for Kohl’s will begin shipping in August. We expect both to contribute to higher organic growth for Lifetime in the second half of the year.

“We also made good progress in our longer-term initiatives for advancing our Company’s growth. In June 2007, we signed a definitive agreement to purchase an approximately 30.0% interest in Ekco, S.A.B., one of Mexico’s leading housewares companies. As part of the transaction, we entered into a licensing agreement to market products designed to appeal to America’s rapidly growing Latino population under the Vasconia® brand, which is one of the Mexico’s best-known kitchenware brands. We have already received strong indications of interest from retailers regarding the concept and expect to launch a full line of Vasconia-branded products in early 2008.

“In July, we acquired the Gorham®, Kirk Stieff®, Whiting™ and Durgin™ sterling silver businesses. Although relatively small in size, this acquisition further strengthens our position in the sterling flatware market and allows us to leverage our manufacturing infrastructure. We also entered into a new warehouse lease, completing our West Coast warehouse consolidation program, which will enable us to accommodate future expansion and lower distribution costs beginning in 2008.”

Mr. Siegel concluded, “Our outlook for the full year remains positive. The information provided by our largest retail customers indicates that our products are continuing to experience good sell-through to consumers. However, given the increased uncertainty in the general economic outlook, we are taking a more conservative stance and tightening the financial guidance previously provided. We now expect net sales for 2007 to be in the range of $530 — $550 million and earnings per share to be in the range of $1.40 — $1.60.

“Reflecting the confidence we have in our future growth prospects, our Board of Directors has authorized the repurchase of up to $20.0 million of the Company’s common stock through open market purchases or privately-negotiated transactions.”

Lifetime has scheduled a conference call Thursday, August 2, at 11:00 a.m. ET to discuss second quarter 2007 results and additional matters. The dial-in number for the call is (706) 634-1218. A replay of the call will also be available through Thursday, August 9, 2007 and can be accessed by dialing (706) 645-9291, conference ID #10123592. A live webcast of the call will be broadcast at the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

About Lifetime Brands, Inc.
Lifetime Brands is North America’s leading designer, developer and marketer of kitchenware, cutlery & cutting boards, bakeware & cookware, pantryware & spices, tabletop, home décor, picture frames and bath accessories. The Company markets its products under some of the country’s best known brands, including KitchenAid®, Farberware®, Pfaltzgraff®, Cuisinart®, Block® China and Crystal, Calvin Klein®, CasaModa®, Cuisine de France®, Gorham®, Hoffritz®, International® Silver, Joseph AbboudTM, Kamenstein®, Kirk Stieff®, Lisa Jenks®, Melannco®, Nautica®, Pedrini®, Roshco®, Sabatier®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, :USE® and Vasconia®. Lifetime’s products are distributed through almost every major retailer in the United States.

The information herein contains certain forward-looking statements including statements concerning the Company’s future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company’s operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company’s products, as detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

COMPANY CONTACT:	INVESTOR RELATIONS:
Christian G. Kasper	Harriet Fried
Senior Vice President	Lippert/Heilshorn & Associates, Inc.
(617) 568-8148	(212) 838-3777
chris.kasper@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.
STATEMENT OF OPERATIONS
(in 000‘s, except per share data)

	Three Months Ended June 30, (Unaudited)
	2007	2006
Net Sales	$91,371	$84,051
Cost of Sales	51,906	48,201
Distribution Expenses	11,721	10,933
SG&A	29,494	26,508

Loss from Operations	(1,750)	(1,591)
Interest Expense	1,546	827
Other Expense, net	-	32

Loss Before Taxes	(3,296)	(2,450)
Income Tax Benefit	(1,270)	(943)

Net Loss	$(2,026)	$(1,507)

Diluted Loss Per Share	$(0.15)	$(0.11)

Weighted Average Shares	13,300	13,324

LIFETIME BRANDS, INC.
STATEMENT OF OPERATIONS
(in 000‘s, except per share data)

	Six Months Ended June 30, (Unaudited)
	2007	2006
Net Sales	$ 195,158	$ 158,472
Cost of Sales	113,003	90,071
Distribution Expenses	25,032	21,204
SG&A	59,425	47,036

Income (Loss) from Operations	(2,302)	161
Interest Expense	3,081	1,133
Other Expense, net	-	31

Loss Before Taxes	(5,383)	(1,003)
Income Tax Benefit	(2,074)	(392)

Net Loss	$ (3,309)	$ (611)

Diluted Loss Per Share	$ (0.25)	$ (0.05)

Weighted Average Shares	13,295	13,137

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2007 (unaudited)	December 31, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,150	$150
Accounts receivable, net	45,960	60,516
Merchandise inventories	166,414	155,350
Prepaid expenses and other current assets	21,509	15,617
Building held for sale	5,073	-

TOTAL CURRENT ASSETS	240,106	231,633
PROPERTY AND EQUIPMENT, net	45,643	42,722
INTANGIBLES, net	64,314	63,342
OTHER ASSETS	4,965	5,367

TOTAL ASSETS	$355,028	$343,064

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term borrowings	$39,600	$21,500
Accounts payable and trade acceptances	11,666	15,585
Other current liabilities	34,771	52,642

TOTAL CURRENT LIABILITIES	86,037	89,727
DEFERRED RENT & OTHER LONG TERM LIABILITIES	5,619	5,522
DEFERRED INCOME TAX LIABILITIES	7,938	6,204
LONG TERM DEBT	22,500	5,000
CONVERTIBLE NOTES	75,000	75,000
STOCKHOLDERS' EQUITY	157,934	161,611

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$355,028	$343,064

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